ADAMIS PHARMACEUTICALS CORPORATION 8-K

EXHIBIT 10.1

NOTE

SBA Loan #	Arvest Loan
SBA Loan Name	SBA Paycheck Protection Program
Date	4/10/2020
Loan Amount	$3,191,700.00
Interest Rate	1%
Borrower	Adamis Pharmaceuticals Corporation
Operating Company	Adamis Pharmaceuticals Corporation
Lender	Arvest Bank

1.    PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of $3,191,700.00 Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.    Definitions:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Maturity: This Note will mature in 2 years and 0 months from date of Note.

Repayment terms:

The interest rate is 1% per year. The interest rate may only be changed in accordance with SOP 50 10.

Borrower must pay principal and interest payments every month, beginning 7 months from the month this note is dated.

To the extent the loan amount is not forgiven under the Paycheck Protection Program (Sections 1102 and 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act)), Borrower must make equal monthly payments of principal and interest, beginning seven (7) months from the date of this note, until the maturity date, which is two (2) years from the date of the note. This note may be prepaid in part or in full, at any time, without penalty.

Loan Prepayment:

Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must:

a.  Give Lender written notice;

b.  Pay all accrued interest; and

c.  If this prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days' interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b., above.

If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.

All remaining principal and accrued interest is due and payable 2 years and 0 months from date of Note.

Late Charge: If payment on this Note is more than 15 days late, Lender may charge Borrower a late fee of up to 5% of the unpaid portion of the regularly scheduled payment.

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5. LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	immediate payment of all amounts owing under this Note;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E..	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6. LENDER’S GENERAL POWERS:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10. STATE-SPECIFIC PROVISIONS:

The following provision applies when a borrower is a resident of WISCONSIN: Each Borrower who is married represents that this obligation is incurred in the interest of his or her marriage or family.

The following Confession of Judgment provision applies when a borrower is a resident of DELAWARE: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes any attorney to appear on behalf of Borrower, from time to time, in any court of record possessing jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note.

The following Confession of Judgment provision applies when a borrower is a resident of MARYLAND: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. Borrower authorizes an attorney to appear in a court of record and confess judgment, without process, against Borrower in favor of Lender for all indebtedness owed in connection with the loan, including but not limited to service charges, other charges and reasonable attorney's fees.

The following Confession of Judgment provision applies when a borrower is a resident of OHIO: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes any attorney to appear on behalf of Borrower, from time to time, in any court of record possessing jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note. WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF THE COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

10. STATE-SPECIFIC PROVISIONS (CONTINUED):

The following Confession of Judgment provision applies when a borrower is a resident of PENNSYLVANIA: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. Borrower irrevocably authorizes and empowers the prothonotary, any attorney or any clerk of any court of record, upon default, to appear for and confess judgment against Borrower for such sums as are due and/or may become due under this Note including costs of suit, without stay of execution, and for attorney's fees and costs as set forth in this Note and knowingly, voluntarily and intentionally waives any and all rights Borrower may have to notice and hearing under the state and federal laws prior to entry of a judgment. To the extent permitted by law, Borrower releases all errors in such proceedings. If a copy of this Note, verified by or on behalf of the holder shall have been filed in such action, it shall not be necessary to file the original Note as a warrant of attorney. The authority and power to appear for and confess judgment against Borrower shall not be exhausted by the initial exercise thereof and may be exercised as often as the holder shall find it necessary and desirable and this Note shall be a sufficient warrant for such authority and power.

The following Confession of Judgment provision applies when a borrower is a resident of VIRGINIA: IMPORTANT NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE. WARRANT OF ATTORNEY/ CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes to appear on behalf of Borrower, from time to time, in the District Court of Alexandria, Virginia and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of MISSOURI: Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (Borrowers(s)) and us (Creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of OREGON: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY [BENEFICIARY]/ US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY GRANTOR'S/BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY [AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY]/US TO BE ENFORCEABLE.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of WASHINGTON:Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

The following provision applies when the borrower is a resident of ALASKA: The Mortgagor or Trustor (Borrower) is personally obligated and fully liable for the amount due under the Note. The Mortgagee or Beneficiary (Lender) has the right to sue on the Note and obtain a personal judgment against the Mortgagor or Trustor for the satisfaction of the amount due under the Note either before or after a judicial foreclosure of the Mortgage or Deed of Trust as under AS 09.45.170-09.45.220.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of IOWA: IMPORTANT: READ BEFORE SIGNING. The terms of this agreement should be read carefully because only those terms in writing are enforceable. No other terms or oral promises not contained in this written contract may be legally enforced. You may change the terms of this agreement only by another written agreement.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of UTAH: This is a final expression of the agreement between the creditor and debtor and the written agreement may not be contradicted by evidence of any alleged oral agreement.

11. ISSUANCE OF TRANSFERABLE RECORD; IDENTIFICATION OF NOTE HOLDER; CONVERSION FROM ELECTRONIC NOTE TO PAPER-BASED NOTE

A.            Borrower expressly states that Borrower has signed this electronically created Note (the "Electronic Note") using an Electronic Signature. By doing this Borrower is indicating that Borrower agrees to the terms of this Electronic Note. Borrower also agrees that this Electronic Note may be Authenticated, Stored and Transmitted by Electronic Means (as defined in Section 11(F)), and will be valid for all legal purposes, as set forth in the Uniform Electronic Transactions Act, as enacted in the jurisdiction where the Property is located ("UETA"), the Electronic Signatures in Global and National Commerce Act ("E-SIGN"), or both, as applicable. In addition, Borrower agrees that this Electronic Note will be an effective, enforceable and valid Transferable Record (as defined in Section 11(F)) and may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by the Transferable Records sections of UETA or E-SIGN.

B.            Except as indicated in Sections 11 (D) and (E) below, the identity of the Note Holder and any person to whom this Electronic Note is later transferred will be recorded in a registry maintained by REGISTRY OPERATOR NOT IDENTIFIED or in another registry to which the records are later transferred (the "Note Holder Registry"). The authoritative copy of this Electronic Note will be the copy identified by the Note Holder after loan closing but prior to registration in the Note Holder Registry. If this Electronic Note has been registered in the Note Holder Registry, then the authoritative copy will be the copy identified by the Note Holder of record in the Note Holder Registry or the Loan Servicer (as defined in the Security Instrument) acting at the direction of the Note Holder, as the authoritative copy. The current identity of the Note Holder and the location of the authoritative copy, as reflected in the Note Holder Registry, will be available from the Note Holder or Loan Servicer, as applicable. The only copy of this Electronic Note that is the authoritative copy is the copy that is within the control of the person identified as the Note Holder in the Note Holder Registry (or that person’s designee). No other copy of this Electronic Note may be the authoritative copy.

C.            If Section 11 (B) fails to identify a Note Holder Registry, the Note Holder (which includes any person to whom this Electronic Note is later transferred) will be established by, and identified in accordance with, the systems and processes of the electronic storage system on which this Electronic Note is stored.

D.            Borrower expressly agrees that the Note Holder and any person to whom this Electronic Note is later transferred shall have the right to convert this Electronic Note at any time into a paper-based Note (the "Paper-Based Note"). In the event this Electronic Note is converted into a Paper-Based Note, Borrower further expressly agrees that: (i) the Paper-Based Note will be an effective, enforceable and valid negotiable instrument governed by the applicable provisions of the Uniform Commercial Code in effect in the jurisdiction where the Property is located;(ii) signing of this Electronic Note will be deemed issuance and delivery of the Paper-Based Note; (iii) the printing of the representation of Borrower's Electronic Signature upon the Paper-Based Note from the system in which the Electronic Note is stored will be Borrower's original signature on the Paper-Based Note and will serve to indicate the present intention to authenticate the Paper-Based Note; (iv) the Paper-Based Note will be a valid original writing for all legal purposes; and (v) upon conversion to a Paper-Based Note, the obligations in the Electronic Note shall automatically transfer to and be contained in the Paper-Based Note, and Borrower intend to be bound by such obligations.

E.            Any conversion of this Electronic Note to a Paper-Based Note will be made using processes and methods that ensure that: (i) the information and signatures on the face of the Paper-Based Note are a complete and accurate reproduction of those reflected on the face of this Electronic Note (whether originally handwritten or manifested in other symbolic form); (ii) the Note Holder of this Electronic Note at the time of such conversion has maintained control and possession of the Paper-Based Note; (iii) this Electronic Note can no longer be transferred to a new Note Holder; and (iv) the Note Holder Registry (as defined above), or any system or process identified in Section 11 (C) above, shows that this Electronic Note has been converted to a Paper-Based Note, and delivered to the then-current Note Holder. (F) The following terms and phrases are defined as follows: (i) "Authenticated, Stored and Transmitted by Electronic Means" means that this Electronic Note will be identified as the Note that Borrower signed, saved, and sent using electrical, digital, wireless, or similar technology; (ii) "Electronic Record" means a record created, generated, sent, communicated, received, or stored by electronic means; (iii) "Electronic Signature" means an electronic symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign a record; (iv) "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form; and (v) "Transferable Record" means an electronic record that: (a) would be a note under Article 3 of the Uniform Commercial Code if the electronic record were in writing and (b) Borrower, as the issuer, have agreed is a Transferable Record.

12. BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

/s/ Robert O. Hopkins	4-10-2020

Signature of Authorized Representative of Borrower/Borrower	Date

Robert O. Hopkins	SVP & CFO
Printed Name of Authorized Representative of Borrower/Borrower	Title

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